UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2016

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.

On August 7, 2016, the Board of Directors (the “Board”) of Amarantus Bioscience Holdings, Inc. (the “Company”) approved amendments to each of the Company’s Series E Convertible Preferred Stock and Series H Convertible Preferred Stock which, among other things, (i) removes the variable rate pricing features of the Series E Convertible Preferred Stock and removes the variable rate pricing of the Series H Convertible Preferred Stock, (ii) changes the conversion price of each of the Series E and Series H Preferred Stock to a fixed price of $0.05 per share (no longer adjustable based on the market price of the common stock), (iii) changes the definition of a Qualified Public Offering to a public underwritten offering of gross proceeds of at least $10 million, (iv) modifies the mandatory conversion provision so that upon a Qualified Public Offering, 125% of the stated value of the Series E and Series H Preferred Stock will convert at the Conversion Price and (v) within five (5) business days of the filing of the amendment to the Certificate of Designations, the holders of each of the Series E and Series H Preferred Stock will get a special dividend in an amount  equal to 10% of the outstanding stated value of the Series E and Series H Preferred Stock to be paid in additional shares of Series E and Series H Preferred Stock, respectively. Amendments to each of the Series E and Series H Certificates of Designation will be filed once the proper consents are obtained from the holders of the Series E and Series H Preferred Stock.

In addition, on August 7, 2016, the Board approved amendments to the Company’s outstanding 10% Senior Secured Convertible Notes (the “Notes”) which, among other things, (i) changes the conversion price of the Notes to fixed price of $0.05 (no longer adjustable based on the market price of the common stock) and (ii) as partial consideration for the amendment, increases the principal amount of the Notes by 10%.

On August 1, 2016, the Company’s contract manufacturer for its Engineered Skin Substitute ("ESS" or "Permaderm™") program notified the Company’s management that it had completed the first of two steps required to complete retraining of key personnel prior to opening the Phase 2 clinical study with the U.S. Army. The Company’s contract manufacturer has initiated the second step and expects the full retraining to be complete within 3-4 weeks.

In addition, on August 6, 2016, the Company extended the exclusivity period of its non-binding Letter of Intent (the "LOI”) with a commercial-stage wound-care company to form a joint venture (the "JV") for the further development of the ESS program. The exclusivity period of the LOI, has been extended for an additional 30 days to August 29th, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: August 8, 2016	By:	/s/ Gerald E. Commissiong
	Name:	Gerald E. Commissiong
	Title:	Chief Executive Officer

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